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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ADC Telecommunications, Inc. of our report dated March 2, 1999 relating to the consolidated financial statements of Saville Systems PLC as of and for the year ended December 31, 1998, which report is included in ADC's financial statements which appear in ADC's Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
Dublin, Ireland
March  31, 2000